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                                                                EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Waste Connections, Inc. registration statements listed below of our report dated February 9, 2000 (except for the first, second, and third paragraphs of Note 18, as to which the dates are June 27, 2000, May 16, 2000 and April 17, 2000, respectively) with respect to the consolidated financial statements and schedule of Waste Connections, Inc. and Predecessors included in the Current Report (Form 8-K) filed July 21, 2000:

Registration Statement (Form S-8 No. 333-72113) pertaining to the First Amended and Restated 1997 Stock Option Plan of Waste Connections, Inc.;

Registration Statement (Form S-8 No. 333-63407) pertaining to the 1997 Stock Option Plan of Waste Connections, Inc.;

Registration Statement (Form S-4 No. 333-65615);

Registration Statement (Form S-4 No. 333-83825);

Registration Statement (Form S-3 No. 333-87269); and,

Registration Statement (Form S-3 No. 333-87703).


                                       ERNST & YOUNG LLP


Sacramento, California
July 5, 2000